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                                                                      EXHIBIT 23


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 8, 1999 included in PG&E Gas Transmission, Northwest Corporation's previously filed Registration Statement File No. 33-91048. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


                                                /s/ Arthur Andersen LLP
                                                -----------------------
                                                  Arthur Andersen LLP

Portland, Oregon
March 24, 1999